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                                                                      Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

               We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-66420), the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-10274) and the Registration Statement on Form S-8 (No. 33-64674) of United Water Resources of our report dated February 24, 1994, appearing on page 29 of this Annual Report on Form 10-K.



     PRICE WATERHOUSE
     Hackensack, New Jersey
     March 28, 1994